As filed with the Securities and Exchange Commission on November 13, 2002

                                                      Registration No. 333-
================================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             SOMERSET HILLS BANCORP
                 (Name of small business issuer in its charter)

      NEW JERSEY                       6712                      22-3768777
(State or Jurisdiction   (Primary Standard Industrial Code)     (IRS Employer
   of Organization)                                          Identification No.)

                             ----------------------

                              155 MORRISTOWN ROAD
                        BERNARDSVILLE, NEW JERSEY 07924
                                 (908) 221-0100
         (Address and telephone number of principal executive offices)

                             ----------------------
          STEWART E. MCCLURE, JR., PRESIDENT, CHIEF EXECUTIVE OFFICER,
                            CHIEF OPERATING OFFICER
                              155 MORRISTOWN ROAD
                        BERNARDSVILLE, NEW JERSEY 07924
                                 (908) 221-0100
           (Name, address and telephone number of agent for service)
                             ----------------------

                                   Copies to:
           ROBERT A. SCHWARTZ, ESQ.           ANTHONY GAETA, JR., ESQ.
    WINDELS MARX LANE & MITTENDORF, LLP       GAETA & ASSOCIATES, P.A.
           120 ALBANY STREET PLAZA        808 SALEM WOODS DRIVE, SUITE 201
           NEW BRUNSWICK, NJ 08901         RALEIGH, NORTH CAROLINA  27615
               (732) 846-7600                       (919) 845-2558

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-99647

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                       PROPOSED           PROPOSED
                                                        MAXIMUM            MAXIMUM
   TITLE OF EACH CLASS OF            AMOUNT TO BE    OFFERING PRICE       AGGREGATE           AMOUNT OF
SECURITIES TO BE REGISTERED          REGISTERED(1)     PER UNIT(1)     OFFERING PRICE    REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------
Units consisting of one share of
  common stock and one warrant to
  purchase one share of common
  stock .............................   184,000           $  9.50        $1,748,000             $161
------------------------------------------------------------------------------------------------------------
Common Stock, no par value ..........   184,000             (3)              (3)                 (4)
------------------------------------------------------------------------------------------------------------
Warrants ............................   184,000             (3)              (3)                 (4)
------------------------------------------------------------------------------------------------------------
Common stock, no par value ..........   184,000(5)        $10.925        $2,010,200             $185
------------------------------------------------------------------------------------------------------------
Total ................................................................   $3,758,200             $346
============================================================================================================

(1) The number of units being registered and the proposed maximum offering price are estimated for the registration fee calculation.

(2)  Calculation based on Rule 457(c) and (g) (fee previously paid).

(3) The shares of common stock and warrants are offered as part of the units being registered.

(4)  No separate registration fee is required pursuant to Rule 457(o).

(5)  Issuable upon the exercise of warrants.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

     The contents of the Registrant's registration statement on Form SB-2, file no. 333-99647, are incorporated by reference herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Bernardsville, State of New Jersey, on November 12, 2002.

                                       SOMERSET HILLS BANCORP

                                  BY:     /S/ STEWART E. MCCLURE, JR.
                                       --------------------------------------
                                       STEWART E. MCCLURE, JR.
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                        CHIEF OPERATING OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on November 12, 2002 by the following persons in the capacities indicated.

/S/ STEWART E. MCCLURE, JR.
--------------------------------------
STEWART E. MCCLURE, JR.
PRESIDENT, CHIEF EXECUTIVE OFFICER, AND
  CHIEF OPERATING OFFICER

/S/ GERARD RIKER
--------------------------------------
GERARD RIKER
EXECUTIVE VICE PRESIDENT AND
  CHIEF FINANCIAL OFFICER

/S/ WILLIAM J. BEGLEY
--------------------------------------
WILLIAM J. BEGLEY
DIRECTOR

/S/ EDWARD B. DEUTSCH
--------------------------------------
EDWARD B. DEUTSCH
CHAIRMAN

/S/ PAUL E. FITZGERALD
--------------------------------------
PAUL E. FITZGERALD
DIRECTOR

/S/ RICHARD C. FOWLER, JR.
--------------------------------------
RICHARD C. FOWLER, JR.
DIRECTOR

/S/ JEROME J. GRAHAM, JR.
--------------------------------------
JEROME J. GRAHAM, JR.
DIRECTOR

/S/ DESMOND V. LLOYD
--------------------------------------
DESMOND V. LLOYD
DIRECTOR

/S/ DENNIS C. LONGWELL
--------------------------------------
DENNIS C. LONGWELL
DIRECTOR

/S/ PAUL F. LOZIER
--------------------------------------
PAUL F. LOZIER
DIRECTOR

/S/ THOMPSON H. MCDANIEL
--------------------------------------
THOMPSON H. MCDANIEL
DIRECTOR

/S/ PETER F. MURATORE
--------------------------------------
PETER F. MURATORE
DIRECTOR

/S/ GERALD B. O'CONNOR
--------------------------------------
GERALD B. O'CONNOR
DIRECTOR

/S/ NICHOLAS P. RIZZO
--------------------------------------
NICHOLAS P. RIZZO
DIRECTOR

/S/ M. GERALD SEDAM II
--------------------------------------
M. GERALD SEDAM II
DIRECTOR

/S/ JOSEPH M. SULLIVAN
--------------------------------------
JOSEPH M. SULLIVAN
DIRECTOR

/S/ JOHN A. VAN VOORHIS
--------------------------------------
JOHN A. VAN VOORHIS
DIRECTOR

/S/ SIDNEY F. WENTZ
--------------------------------------
SIDNEY F. WENTZ
DIRECTOR

ITEM 27.  INDEX TO EXHIBITS.

     The following exhibits are filed with this Registration Statement:

EXHIBIT
NUMBER     DESCRIPTION
------     -----------
 1         Underwriting Agreement*
 3.1       Certificate of Incorporation of Somerset Hills Bancorp*
 3.2       Bylaws of Somerset Hills Bancorp*
 3.3       Certificate of Incorporation for Somerset Hills Bank*
 3.4       Bylaws of Somerset Hills Bank*
 4.1       Specimen Common Stock Certificate*
 4.2       Specimen of Warrant*
 4.3       Warrant Agreement*
 4.4       Specimen of Unit Certificate*
 5         Opinion of Windels Marx Lane & Mittendorf regarding the legality of the securities being registered
10.1       1998 Combined Stock Option Plan*
10.2       1998 Non-Qualified Stock Option Plan*
10.3       2001 Combined Stock Option Plan*
10.4       Employment Agreement of Stewart E. McClure, Jr., dated as of March 8, 2001*
10.5       Employment Agreement of Paul E. Fitzgerald, dated as of March 19, 2001*
10.6       Employment Agreement of Gerard Riker, dated as of May 15, 1998*
10.7       Employment Agreement of Joseph M. Sullivan, dated as of March 13, 2000*
16         Letter from Grant Thornton, LLP regarding change in auditors*
21         Subsidiaries of Somerset Hills Bancorp*
23.1       Consent of KPMG LLP
23.2       Consent of Windels Marx Lane&Mittendorf, LLP (contained in Exhibit 5 hereto)*
24         Power of Attorney*

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*  Previously filed with Registration Statement No. 333-99647.